EXHIBIT 3.1

U.S. ENERGY SYSTEMS, INC.

SECOND AMENDED AND RESTATED BY-LAWS

(as amended through December 7, 2006)

ARTICLE I: OFFICES

Section 1. Registered Office. The registered office of U.S. Energy Systems, Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Additional Offices. The Corporation may also have offices at such other places both within and without the state of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II: MEETINGS OF STOCKHOLDERS

Section 1. Location. Meetings of stockholders may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The annual meeting of stockholders may be held at such place, within or without the State of Delaware, as shall be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting. The annual meeting of stockholders for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting shall be held at such date and hour as shall be determined by the board of directors or, in the absence of such determination, within 150 days of the end of the Corporation’s most recent fiscal year.

Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 4. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make (or cause to be prepared and made), at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, subject to the Delaware General Corporation Law (as amended from time to time,

the “DGCL”) and the Corporation’s Certificate of Incorporation (as amended, the “Certificate”), may be called by the affirmative vote of a majority of the directors then in office (the “Whole Board”), by the Chairman of the Board (the “Chairman”) or by the Chief Executive Officer or by the President and shall be called by the Chairman, the Chief Executive Officer, the President or Secretary at the request in writing of the holders of record of more than 50% of the aggregate voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, acting together as a single class. Such requests shall state the purpose or purposes of the proposed meeting.

Section 6. Notice of Special Meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder of record entitled to vote at such meeting.

Section 7. Special Meeting: Purpose. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8. Quorum. The holders of a majority of the aggregate voting power of the shares of the capital stock issued and outstanding and entitled to vote thereat (provided that such majority includes at least 33 1/3% of the outstanding shares of common stock of the Corporation), present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the DGCL or by the Certificate. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than the announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 9. Voting. When a quorum is present at any meeting, all elections shall be determined by a plurality of the votes cast and all other matters shall be determined by a majority of the votes cast affirmatively or negatively except as otherwise required by provision of the DGCL or the Certificate in which case such express provision shall govern and control the decision of such question.

Section 10. Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by stockholders representing not less than (a) the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted and (b) the minimum number of votes required by provision of the DGCL. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. The Secretary shall file such consents with the minutes of the meetings of the stockholders.

Section 11. Organization. At all meetings of stockholders, the Chairman or, if not present, the President, or if not present, a Vice President, shall act as the chairman of the meeting, or, if none of the foregoing is present, a chairman shall be chosen at the meeting by the stockholders. The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman.

Section 12. Waiver of Notice. Attendance of a stockholder, in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where the stockholder, in person or by proxy, attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 13. Notice of Stockholder Proposal. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by paragraph 24 of Article III of these by-laws), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (1) 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year’s annual meeting or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year’s annual meeting; and (2) with respect to any other annual meeting of stockholders, the close of business on the tenth day following the date of public disclosure of the date of such meeting. (For purposes of this paragraph 13 of Article II of these by-laws, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended). A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph 13 of Article II. The chair of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this paragraph 13 of Article II, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

ARTICLE III: DIRECTORS

Section 1. Number. The number of directors which shall constitute the board of directors shall not be less than 5 nor more than 11 and shall be determined by the board of directors or the stockholders from time to time; provided, however, that the board of directors shall not reduce the number of directors if such reduction would reduce the term of any director; and provided, further, however that the board of directors shall endeavor to maintain three classes of directors equal in number. Directors shall have such qualifications as may be prescribed by these by-laws; provided that at least two of the Directors shall be independent directors, and free from any relationship that, in the opinion of the board of directors, would interfere with the exercise of his or her independent judgment as a member of the board of directors or which could disqualify such member as being “independent” under the applicable rules and regulations of the primary trading market for the Corporation’s common stock (including NASDAQ). Directors need not be stockholders or citizens of the United States of America.

Section 2. Vacancies. Subject to the Certificate, any vacancy on the board of directors resulting from the death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of the stockholders at which directors are elected, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

Section 3. General Powers. The property and business of the Corporation shall be controlled and managed in accordance with the terms of the Certificate by its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL or by the Certificate or by these by-laws directed or required to be exercised or done by the stockholders.

Meetings of the Board of Directors

Section 4. Location. The board of directors of the Corporation, or any committees thereof, may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5. Annual Meeting. A regular annual meeting of the board of directors, including newly elected directors, shall be held immediately after each annual meeting of stockholders at the place of such stockholders’ meeting, and no notice of such meeting to the directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. If such meeting is held at any other time or place, notice thereof must be given or waived as hereinafter provided for special meetings of the board of directors.

Section 6. Regular Meeting. Additional regular meetings of the board of directors shall be held on such dates and at such times and at such places as shall from time to time be determined by the board of directors. Notice of regular meetings of the board need not be given except as otherwise required by the DGCL or these by-laws.

Section 7. Special Meetings. The Chairman, the Chief Executive Officer, the President or a majority of the Whole Board may call a special meeting of the board of directors at any time by giving notice, specifying the time and place of the meeting, to each member of the board of directors at least twenty-four (24) hours before the time appointed. A written waiver of notice, signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Notice of any such meeting need not be given to any director who shall either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him.

Section 8. Quorum; Voting. At all meetings of the board a majority of the Whole Board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by the DGCL, the Certificate or these by-laws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 9. Written Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, setting forth the action so taken, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 10. Telephonic Participation. Unless otherwise restricted by the Certificate or these by-laws, members of the board of directors, or any committee thereof, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment whereby all directors participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11. Organization. At each meeting of the board, the Chairman, or, in his absence, another director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence any person — who shall be an Assistant Secretary, if any of them shall be present at such meeting — appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

Committees of Directors

Section 12. Executive Committee. The board of directors, by resolution adopted by a majority of the Whole Board, may designate not less than two, and not more than four, of the directors then in office to constitute an Executive Committee, each member of which unless otherwise determined by resolution adopted by a majority of the Whole Board, shall continue to be a member of such Committee until the annual meeting of the stockholders which shall be held next after designation as a member of such Committee or until the earlier termination as a director. The Chairman, the Chief Executive Officer and the President shall always be designated as a member of the Executive Committee so long as they are members of the board of directors. The Chairman shall be the chairman of the Executive Committee who shall preside at all meetings of such Committee. In the absence of the chairman of the Executive Committee, a majority of the members of the Executive Committee present shall choose a chairman to preside at such meetings. The Secretary, or if the Secretary shall be absent from such meeting, any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof.

Section 13. Powers of the Executive Committee. To the extent permitted by the DGCL, the Executive Committee may exercise all the powers of the board of directors in the management of specified matters where such authority is delegated to it by the board of directors, and also, to the extent permitted by the DGCL and not delegated to another committee of the board of directors, the Executive Committee shall have, and may exercise, all the powers of the board of directors in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but excluding the power to appoint a member of the Executive Committee) in the ordinary course of business, including but not limited to, approving customer contracts and vendor contracts, authorizing the incurrence of debt, approving loans, mortgages and leases, authorizing the hiring, retention and termination of employees and consultants, approving the compensation of employees and consultants other than executive officers, approving acquisitions and divestitures, asset sales and asset purchases, project development and lobbying efforts, and developing and implementing corporate policies and positions, in such manner as the Executive Committee shall deem to be in the best interests of the Corporation and not inconsistent with any prior action of the board of directors; provided however that the Executive Committee shall not, without approval of the board of directors, take any action other than in the ordinary course, approve the compensation of executive officers or take any action with respect to legal actions and litigation. An act of the Executive Committee taken within the scope of its authority shall be an act of the board of directors. The Executive Committee shall render a report of its several acts at each regular meeting of the board of directors and at any other time when so directed by the board of directors.

Section 14. Meetings of the Executive Committee. Regular meetings of the Executive Committee shall be held at such times, on such dates and at such places as shall be fixed by resolution adopted by a majority of the Executive Committee, of which regular meetings notice need not be given, or as shall be fixed by the chairman of the Executive Committee or in the absence of the chairman of the Executive Committee the Chairman and specified in the notice of such meeting. Special meetings of the Executive Committee may be called by the chairman of the Executive Committee or by the Chairman, the Chief Executive Officer or the President. Notice of each such special meeting of the Executive Committee (and of each regular meeting for which notice shall be required), stating the time and place thereof shall be given to each member of the Executive Committee at least twenty four (24) hours before the time appointed; but notice need not be given to a member of the Executive Committee who shall waive notice thereof as provided in this Article III of these by-laws, and any meeting of the Executive Committee shall be a legal meeting without any notice thereof having been given, if all the members of such Committee shall be present thereat.

Section 15. Quorum and Manner of Acting of the Executive Committee. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of the Executive Committee present at a meeting at which a quorum shall be present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a committee and individual members shall have no power as such.

Section 16. Other Committees. The board of directors, by resolution, has established an audit committee and a compensation committee. The board of directors may, by resolution adopted by a majority of the Whole Board, designate members of the board of directors to constitute other committees, which shall have, and may exercise, such powers as the board of directors may by resolution delegate to them, and shall in each case consist of such number of directors as the board of directors may determine; provided, however, that the board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Such a committee may either be constituted for a specified term or may be constituted as a standing committee which does not require annual or periodic reconstitution. A majority of all the members of any such committee may determine its action and its quorum requirements and may fix the time and place of its meetings, unless the board of directors shall otherwise provide. In addition to the foregoing, the board of directors may, by resolution adopted by a majority of the Whole Board, create a committee of indeterminate membership and duration and not subject to the limitations as to the membership, quorum and manner of meeting and acting prescribed in these by-laws, which committee, in the event of a major disaster or catastrophe or national emergency which renders the board of directors incapable of action by reason of the death, physical incapacity or inability to meet of some or all of its members, shall have, and may exercise all the powers of the board of directors in the management of the business and affairs of the Corporation (including, without limitation, the power to authorize the seal of the Corporation to be affixed to all papers which may require it and the power to fill vacancies in the board of directors). An act of such committee taken within the scope of its authority shall be an act of the board of directors.

Section 17. Changes in Committees; Resignations; Removals; Vacancies. The board of directors shall have power, by resolution adopted by a majority of the Whole Board, at any time to change or remove the members of, to fill vacancies in, and to discharge any committee created pursuant to these by-laws, either with cause or without cause; provided, however, that the Chairman, the Chief Executive Officer and the President may only be removed from the Executive Committee with cause. Any member of any such committee may resign at any time by giving written notice to the board of directors or the Chairman or the Secretary. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any vacancy in any committee, whether arising from death, resignation, an increase in the number of committee members or any other cause, shall be filled by the board of directors in the manner prescribed in these by-laws for the original appointment of the members of such committee.

Section 18. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the board of directors, the Chairman or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 19. Removal. Subject to the provisions of the Certificate, any director, or the entire board of directors, may be removed from office at any time prior to the expiration of his term of office, with cause, only by the affirmative vote of the holders of record of outstanding shares representing at least a majority of all of the aggregate voting power of outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

Section 20. Concurrent Authority. Notwithstanding any delegation of authority to any committee of directors, the board of directors retains concurrent authority with respect to the delegated powers.

Indemnification of Directors

Section 21. Indemnification. (a) Right to Indemnification. Each person who is or was a director or an officer of the Corporation on or after June 9, 2006, or is or was serving on or after June 9, 2006 at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an “indemnitee”), and who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (regardless of whether such action, suit or proceeding related to events occurring before, on or after June 9, 2006) (hereinafter, a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 21(c) of this Article III with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

(b) Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 21(a) of this Article III, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding (whether incurred prior to, on or after June 9, 2006) in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 21(b) or otherwise.

(c) Right of Indemnitee to Bring Suit. If a claim under Section 21(a) or (b) of this Article III is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article III or otherwise shall be on the Corporation.

(d) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article III shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, By-laws, agreement, vote of stockholders or directors or otherwise.

(e) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation,

partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(f) Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(g) Nature of Rights. The rights conferred upon indemnitees in this Article III shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article III that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Compensation

Section 22. Compensation. The compensation of the directors and members of committees of the board of directors for their services as such shall be fixed from time to time by the board of directors, provided however that any director or member of a committee who is not independent shall not be entitled to cash compensation for services as director or member of a committee. A director is an independent director or committee member if he is free from any relationship that, in the opinion of the board of directors, would interfere with the exercise of his independent judgment as a director or member of a committee or which could disqualify such member as being “independent” under the applicable rules and regulations of the primary trading market for the Corporation’s common stock (including NASDAQ).

Section 23. Eligibility to Make Nominations. Nominations of candidates for election as directors at any meeting of stockholders called for election of directors (an “Election Meeting”) may be made (1) by any stockholder entitled to vote at such Election Meeting only in accordance with the procedures established by paragraph 24 of this Article III, or (2) by the board of directors. In order to be eligible for election as a director, any director nominee must first be nominated in accordance with the provisions of these by-laws.

Section 24. Procedure for Nominations by Stockholders. Any stockholder entitled to vote for the election of a director at an Election Meeting may nominate one or more persons for such election only if written notice of such stockholder’s intent to make such nomination is delivered to or mailed and received by the Secretary of the Corporation. Such Notice must be received by the Secretary not later than the following dates: (1) with respect to an annual meeting of stockholders, 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year’s annual meeting or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year’s annual meeting; and (2) with respect to any other annual meeting of stockholders or a special meeting of stockholders, the close of business on the tenth day following the date of public disclosure of the date of such meeting. (For purposes of this paragraph 24 of Article III of these by-laws, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.) The written notice shall set forth: (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee, and (iv) such other information concerning each such nominee as would be required, under the rules of the United States Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee as a director. Such notice shall include a signed consent of each such nominee to serve as a director of the Corporation, if elected.

Section 25. Compliance with Procedures. If the chairman of the Election Meeting determines that a nomination of any candidate for election as a director was not made in accordance with the applicable provisions of these by-laws, such nomination shall be void, provided, however, that nothing in these by-laws shall be deemed to limit any class voting rights upon the occurrence of dividend arrearages provided to holders of the Corporation’s preferred stock.

ARTICLE IV: OFFICERS

Section 1. Number. The officers of the Corporation shall be elected by the board of directors at its first meeting after each annual meeting of the stockholders and shall be a Chairman of the Board (who shall also be a director of the Corporation), a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Treasurer and a Secretary. The board of directors may also elect one or more Vice Presidents and one or more Assistant Treasurers and Assistant Secretaries. Any number of offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person. Vice Presidents may be given distinctive designations such as Executive Vice President or Senior Vice President. Subject to the terms of their employment agreements, such officers shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors or the Executive Committee.

Section 2. Additional Officers and Agents. The board of directors may elect such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 3. Term. The officers of the Corporation shall hold office until their successors are elected or appointed and qualify or until their earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time with or without cause by the affirmative vote of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

Section 4. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the board of directors;

provided, however, that the board of directors and the Executive Committee may delegate to the compensation committee or one or more officers the power to fix the compensation of officers and agents appointed by them. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE V: CERTIFICATES OF STOCK

Section 1. Certificates. Every holder of shares of capital stock in the Corporation shall be entitled to have a certificate sealed with the seal of the Corporation and signed by, or in the name of the Corporation by, the President or Chief Operating Officer and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the DGCL of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Facsimile Signatures. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of capital stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.

Section 5. Regulations. The board of directors may make such additional rules and regulations, not inconsistent with these by-laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

ARTICLE VI: GENERAL PROVISIONS

Section 1. Notices. Whenever, under the provisions of applicable law or of the Certificate or of these by-laws, notice is required to be given to any director or stockholder, it shall be construed to mean written or printed notice given either personally or by mail or wire addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage or other charges thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or at the appropriate office for transmission by wire. Notice to directors may also be given by telephone.

Section 2. Annual Statement. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be as specified by the board of directors.

Section 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5. Contracts. Except as otherwise required by the DGCL, the Certificate or these by-laws, any contract, note, bond, mortgage or other instrument in furtherance of the Corporation’s ordinary business and in order to implement any action authorized by these by laws may be executed and delivered in the name and on behalf of the Corporation by such officer of officers (including any assistant officer) of the Corporation as the board of directors may from time to time direct. Such authority may be general or confined to specific instances as the board of directors may determine. Unless authorized by the board of directors or expressly permitted by these by-laws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniary liable for any purpose or to any amount.

Section 6. Loans. Unless the board of directors or the Executive Committee shall otherwise determine, any of the Chairman, the Chief Executive Officer or the President, acting together with the Treasurer, may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences or indebtedness of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation other than in connection with the purchase of chattels for use in the Corporation’s operations, except when authorized by the board of directors.

Section 7. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidence of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by the Chairman, the Chief Executive Officer, the President, any Vice President or the Treasurer unless the board of directors or the Executive Committee shall otherwise determine.

Section 8. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the board of directors may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the board of directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

Section 9. General and Special Bank Accounts. The board of directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the board of directors may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the board of directors. The board of directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these by-laws, as it may deem expedient.

ARTICLE VII: AMENDMENTS

In furtherance of and not in limitation of the powers conferred by the DGCL, the board of directors of the Corporation from time to time may make, amend, alter, change or repeal the by-laws of the Corporation; provided, that any by-laws made, amended, altered, changed or repealed by the board of directors or the stockholders of the Corporation may be amended, altered, changed or repealed, and that any by-laws may be made, by the stockholders of the Corporation. Notwithstanding any other provisions of the Certificate or these by-laws (and notwithstanding the fact that a lesser percentage may be specified by law, the Certificate or these by-laws), the affirmative vote of not less than a majority of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, shall be required for the stockholders of the Corporation to amend, alter, change, repeal or adopt any by-laws of the Corporation.

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